UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 9, 2010

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 12, 2010, we filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”) to report in part that Robert H.J. Fastenau, our Executive Vice President, Marketing and Technology, had indicated on April 9, 2010 his intention to transition out of FEI Company (the “Company”) over the next several months. The particulars of Mr. Fastenau’s departure were not settled at that time and we noted that we would amend the Original Form 8-K once the arrangements concerning his departure were finalized. This Current Report on Form 8-K/A is being filed to: (1) update certain information under Item 5.02 of the Original Form 8-K, and (2) file as an exhibit the settlement agreement entered into between Mr. Fastenau and the Company. The information contained in this Current Report on Form 8-K/A supplements the information contained in Item 5.02 of the Original Form 8-K. No changes are being made to the Item 2.05 disclosure in the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2010, we entered into a settlement agreement with Mr. Fastenau with respect to his transition out of the Company (the “Settlement Agreement”). The Settlement Agreement provides for Mr. Fastenau’s continued employment with the Company at his current salary through December 31, 2010 (the “Termination Date”) and a lump sum payment to Mr. Fastenau of 1.25 million euros within 30 days of that date. Expenses for Mr. Fastenau’s severance are included in the severance costs of the restructuring disclosure contained in Item 2.05 of the Original Form 8-K. Mr. Fastenau ceases to be an executive officer immediately. From the date of the Settlement Agreement until the Termination Date, Mr. Fastenau will continue to report to our CEO and will be available to perform special assignments as requested by the CEO and assist in the transition of his responsibilities to others in the Company. The Settlement Agreement contains other customary provisions for such agreements in the Netherlands where Mr. Fastenau resides relating to protection of proprietary information, noncompetition for a period of 12 months following the Termination Date, mutual non-disparagement and releases. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement by and between Robert H.J. Fastenau and FEI Company, dated April 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: April 23, 2010

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